Blue Owl Capital Inc. Fourth Quarter 2022 Results

New York, New York, February 13, 2023 – Blue Owl Capital Inc. (“Blue Owl”) (NYSE:OWL) today reported its financial results for the fourth quarter ended December 31, 2022.
"Blue Owl’s first full year as a public company was characterized by robust and resilient growth through a period of significant market volatility and shifting economic conditions – a testament to the stability of permanent capital and management fee driven earnings," said Doug Ostrover, CEO of Blue Owl. "And we have continued to see robust demand for the products we offer as we expand our institutional and wealth platforms and focus on differentiated strategies focused on income generation, principal preservation, and inflation mitigation."
Blue Owl issued its full detailed presentation of its fourth quarter ended December 31, 2022 results, which can be viewed through the Investor Resources section of Blue Owl's website at https://ir.blueowl.com/events-and-presentations.
Dividend
Blue Owl declared a quarterly dividend of $0.13 per Class A Share, payable on March 6, 2023, to shareholders of record at the close of business on February 24, 2023.
Quarterly Investor Call Details
Blue Owl will host its fourth quarter 2022 investor call via public webcast on February 13, 2023 at 8:30 a.m. ET. To register, please visit the Investor Resources section of Blue Owl's website at https://ir.blueowl.com/events-and-presentations. The conference call may be accessed by dialing (888) 330-2454 (U.S. callers) or +1 (240) 789-2714 (non-U.S. callers); conference ID 4153114. For those unable to listen to the live broadcast, there will be a webcast replay available on the Investor Resources section of Blue Owl’s website.
About Blue Owl
Blue Owl is a global alternative asset manager with $138.2 billion of assets under management as of December 31, 2022. Anchored by a strong permanent capital base, the firm deploys private capital across Direct Lending, GP Capital Solutions and Real Estate strategies on behalf of Institutional and Private Wealth clients. Blue Owl’s flexible, consultative approach helps position the firm as a partner of choice for businesses seeking capital solutions to support their sustained growth. The firm’s management team is comprised of seasoned investment professionals with more than 30 years of experience building alternative investment businesses. Blue Owl employs over 545 people across 10 offices globally.
Forward Looking Statements
Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “should,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Any such forward-looking statements are made pursuant to the safe harbor provisions available under applicable securities laws and speak only as of the date made. Blue Owl assumes no obligation to update or revise any such forward-looking statements except as required by law.
These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Blue Owl’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Important factors, among others, that may affect actual results or outcomes include the inability to recognize the anticipated benefits of strategic acquisitions; costs related to acquisitions; the inability to maintain the listing of Blue Owl’s shares on the New York Stock Exchange (“NYSE”); Blue Owl’s ability to manage growth; Blue Owl’s ability to execute its business plan and meet its projections; potential litigation involving Blue Owl; changes in applicable laws or regulations; and the possibility that Blue Owl may be adversely affected by other economic, business, geo-political and competitive factors.
Investor Contact
Ann Dai
Head of Investor Relations
blueowlir@blueowl.com
Media Contact
Prosek Partners
Nick Theccanat
Pro-blueowl@prosek.com